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                                                                  EXHIBIT 10.6

FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

                       AMENDMENT TO EMPLOYMENT AGREEMENT

                                 [Date], 1997



Mr. Henry R. Silverman
HFS Incorporated
712 Fifth Avenue, 41st Floor
New York, New York  10019

Dear Mr. Silverman:

                  Reference is hereby made to (i) that certain employment agreement, dated as of June 30, 1996, as amended on January 27, 1997, by and between HFS Incorporated ("HFS") and you (the "Agreement") and (ii) that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1997, by and between HFS and CUC International, Inc. ("CUC"). Capitalized terms used in this letter shall have the meanings assigned to them in the Agreement unless otherwise defined herein (except that, unless the context otherwise requires, all references to "the Company" shall refer to CUC, as the surviving corporation in the Merger, as defined in the Merger Agreement). Subject to and contingent upon the occurrence of the Merger, and for good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, HFS, CUC and you agree that the Agreement is hereby amended as follows:


                  1. Section 1 of the Agreement is hereby amended to read as follows:

                  "1. Term of Employment. The employment of the Executive by the Company pursuant to this Agreement will commence on the Closing Date (as defined in that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 27, 1997, by and between HFS Incorporated and CUC International, Inc. ("CUC")) and end on the fifth anniversary of the Closing Date, unless extended or sooner terminated as hereinafter provided. On the first anniversary of the Closing Date, and on each anniversary thereafter, the term of employment will be automatically extended by twelve


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                  additional calendar months unless prior to such anniversary, the Company shall deliver to the Executive, or the Executive shall deliver to the Company, written notice that the term of employment will end at the expiration of the then-existing term of employment, including any previous extensions, and will not be further extended except by agreement of the Company and the Executive. The term of employment shall continue until the expiration of all automatic extensions unless sooner terminated as provided in this Agreement."

                  2. The first sentence of Section 2 of the Agreement is hereby amended in its entirety to read as follows:

                  "For the period commencing on the Closing Date through and including December 31, 1999, the Executive shall serve as President and Chief Executive Officer of the Company, and for the period commencing January 1, 2000 and thereafter, the Executive shall serve as Chairman of the Board and Chairman of the Executive Committee of the Company."

                  3. Section 4(g)(iv) of the Agreement is hereby amended and restated to read, in its entirety, as follows:

                  "(iv) Notwithstanding the foregoing, effective as of the Closing Date, (A) the Compensation Committee of the Board of Directors of the Company shall grant to the Executive, under the New CUC Stock Plan referred to in Section 5.17 of the Merger Agreement, such plan to be effective as of the Closing Date, options to acquire that number of shares of the Company's common stock which is equal to the product of
                  (1) the number of options to acquire the Company's common stock that would have been granted to the Executive under
                  Section 4(g)(i) hereof from and after the Closing Date if the Executive had remained employed with the Company until December 31, 2000 and (2) the Exchange Ratio (as defined in the Merger Agreement). All such options shall have an exercise price per share equal to the fair market value of a share of the Company's common stock as of the Closing Date, shall be fully and immediately exercisable and freely transferable, and shall otherwise contain terms and conditions which are no less favorable than the terms and conditions applicable to options granted under the Plan as in effect immediately prior to the Closing Date, and
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                  (B) Section 4(g)(ii) shall terminate and be of no further
                  force and effect. In the event that a Change-of-Control Transaction (other than the transactions contemplated by the Merger Agreement) shall occur, then the Company (or a Successor, if applicable) shall pay the Executive, in cancellation of all of the options granted under this
                  Section 4(g)(iv) which are outstanding immediately prior to such Change-of-Control Transaction (the "Remaining Options"), a lump sum amount equal to the value (the "Option Value") of such Remaining Options, but only if such Option Value is greater than the excess of (a) the aggregate fair market value, immediately prior to the Change-of-Control Transaction, of the shares of the Company's common stock subject to the Remaining Options over (b) the aggregate exercise price of the Remaining Options. For purposes of this Section 4(g)(iv), the Option Value of the Remaining Options (x) shall be determined by an independent compensation consultant or investment banker, selected by the Executive and reasonably acceptable to the Company and
                  (y) shall appropriately reflect the remaining term of the Remaining Options, the volatility of the Company's common stock, current interest rates and such other factors as the independent compensation consultant or investment banker deems relevant. Without limiting the generality of the foregoing, the payment to the Executive of the Option Value shall be made in cash no later than the day of the consummation of the Change-of-Control Transaction; provided, however, that if, in connection with the applicable Change-of-Control Transaction, the stockholders of the Company receive consideration substantially in the form of stock or other equity securities of the Successor or of any other entity ("Successor Stock"), then the Company shall have the option to pay the Option Value by delivering to the Executive, no later than the day of consummation of the Change-of-Control Transaction, a number of shares of Successor Stock with an aggregate fair market value (as of the date of such delivery) equal to the Option Value; further, provided, that the Company may deliver shares of Successor Stock in accordance with the foregoing proviso only if the Successor Stock so delivered is covered by an effective registration statement, and is freely transferable by the Executive without any restrictions or limitations. The Company hereby agrees to take all actions necessary

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                  and appropriate, including obtaining all requisite
                  approvals, if any, to effectuate the foregoing payment or delivery."

                  4. Section 6(a)(iv) of the Agreement is hereby amended in its entirety to read as follows:

                  "(iv) Other. (1) If the Executive's employment is terminated by the Company, other than as set forth in paragraph (i),
                  (ii) or (iii) of this Section 6(a), or if the Executive voluntarily resigns his employment under this Agreement in connection with a breach of this Agreement by the Company, then (I) the Company shall continue to make available to the Executive health and other welfare benefits set forth in this Agreement (but only to the extent that the Executive is not receiving substantially the same benefits from another employer) until the expiration of the then-existing term of employment under this Agreement (determined immediately prior to such termination), unless the Executive shall theretofore deliver a written notice to the Company to the effect that he elects not to accept such other benefits,
                  (II) all stock options held by the Executive immediately prior to such termination, to the extent not theretofore fully vested and exercisable, shall become fully vested and exercisable, and all shares of restricted stock held by the Executive immediately prior to such termination shall become fully vested and free of restrictions and (III) unless subparagraph (2) below applies, the Company shall pay to the Executive, on the date of termination, a lump sum cash payment equal to the product of (x) the sum of the Executive's annual base salary (as in effect immediately prior to such termination) plus .75% of EBITDA for the twelve (12) calendar months preceding the date of termination multiplied by (y) the number of years (including partial years) remaining in the term of employment (determined immediately prior to such termination); provided, however, that such payment shall in no event exceed 150% of the annual base salary in effect on the date of termination multiplied by the number of years (including partial years) remaining in the term of employment (determined immediately prior to such termination).

                  (2) Upon the first to occur of (I) a failure by the Company to comply with the requirement of Section 2
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                  of this Agreement that the Executive will serve as the
                  Chairman of the Board and the Executive Committee of the Company from and after January 1, 2000 for any reason other than the death, disability or resignation of the Executive and (II) the Executive's employment is terminated by the Company for any reason other than for Cause or by the Executive in connection with any breach by the Company of this Agreement, in each case prior to January 1, 2002, the Company shall immediately provide the Executive (or his estate in the event of his death) with the following described in (x) and (y) below:

                           (x) $25,000,000 in cash, by wire transfer of immediately available funds to one or more accounts designated by the Executive, and

                           (y) stock options to purchase common stock of the
                  Company with a Black-Scholes value of $12,500,000 on the date of termination, such options to have terms and conditions no less favorable than the most favorable such options granted to any executive of the Company during the 12-month period ending on the date of such failure or termination, as applicable; provided, that such options shall be fully vested upon grant and shall remain exercisable for their entire terms without regard to any termination of the Executive's employment.

                  5. Section 4(d) of the Agreement is hereby amended by adding the following sentence to the end thereof:

                  "Without limiting the generality of the foregoing, the compensation, benefits and perquisites provided pursuant to this paragraph (d) shall in no event be less favorable than those provided to the Company's Chairman of the Board of Directors (at such times as the Executive is not serving in such capacity) or the Chief Executive Officer (at all other times during the term of employment hereunder)."

                  6. A new Section 6A is hereby added to the Agreement to read, in its entirety, as follows:


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                  6A.  Additional Excise Tax Payment.

                           (a) Anything in this Agreement or in any other
                  plan, program or agreement to the contrary notwithstanding and except as set forth below, in the event that (A) the Executive becomes entitled to any benefits or payments under this Agreement in connection with a termination of employment, other than in connection with his voluntary resignation within six months following the Closing Date, and (B) it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any payment attributable to the accelerated vesting of the Executive's stock options as of June 30, 1996 pursuant to Section 4(g)(i) of this Agreement and any additional payments required under this Section 6A) (such payments and distributions, excluding the additional payments under this
                  Section 6A and any payments attributable to such accelerated vesting, being referred to herein as the "Payments") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 6A(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive

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                  and the Payments, in the aggregate, shall be reduced to the
                  Reduced Amount.

                           (b) Subject to the provisions of Section 6A(c), all
                  determinations required to be made under this Section 6A, including whether and when a Gross Up Payment is required and the amount of such Gross Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Ernst & Young LLP or such other certified public accounting firm as may be designated by the Executive and reasonably acceptable to the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change-of-Control Transaction, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 6A, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 6A(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                           (c) The Executive shall notify the Company in
                  writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the
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                  Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which the Executive gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably
                  requested by the Company relating to such claim,

                           (ii) take such action in connection with contesting
                  such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in
                  order effectively to contest such claim, and

                           (iv) permit the Company to participate in any
                  proceedings relating to such claim;

                  provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 6A(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed


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                  and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax
                  (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                           (d) If, after the receipt by the Executive of an
                  amount advanced by the Company pursuant to 6A, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 6A(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 6A(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.


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                  You further agree to waive any payment to which you may be entitled as a result of the Merger (as defined in the Merger Agreement) pursuant to Section 4(b) of the Agreement, it being the intention of the parties that your rights to such payments in connection with any subsequent Change-of-Control Transaction shall not be adversely affected by this letter.

                  This letter is intended to constitute an amendment to the Agreement (subject to the satisfaction of the conditions contained herein) and, as amended hereby, the Agreement shall remain in full force and effect. In order to evidence your agreement with the provisions of this letter, please sign and return the enclosed copy of this letter, which, subject to satisfaction of the conditions contained herein, shall constitute a binding agreement among us.


                                    CUC International, Inc.

                                    By:
                                       --------------------------------------
                                         Name:
                                         Title:



                                    HFS INCORPORATED

                                    By:
                                       --------------------------------------
                                         Name:
                                         Title:



Accepted and Agreed to as
of the date first above
written:


--------------------------------
Henry R. Silverman